Exhibit 99.1

Citizens Financial Corp. announces earnings for the first half of 2007 at $724,000 compared to $1,104,000 in the first half of 2006.  Second quarter earnings of $271,000 were also less than the second quarter 2006 level of $534,000.  The decrease in earnings is primarily attributable to an increase in the provision for loan losses by $450,000 to $656,000.  This higher loan loss provision is largely the result of one troubled credit.  Overall credit quality is actually improving with the positive trends in past due loans and improvements in credit management processes.

Citizens is a one bank holding company which serves much of eastern West Virginia through the six branches of it’s subsidiary, Citizens National Bank, and is headquartered in Elkins, West Virginia.  The company’s stock trades on the over the counter bulletin board under the symbol CIWV.  Additional information about the company and its performance will be made available on the company’s website at www.cnbelkins.com in its Form 10-Q to be filed prior to August 14, 2007.